UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

UNITED WISCONSIN GRAIN PRODUCERS, LLC
(Exact name of registrant as specified in its charter)

Wisconsin	000-50733	39-2032455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

W1231 Tessmann Drive Friesland, Wisconsin 53935-0247
(Address of principal executive offices)

(920) 348-5016
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers and Item 7.01 Regulation FD Disclosure

Beginning approximately May 27, 2009, United Wisconsin Grain Producers, LLC (the “Company”) will publish and send a newsletter to its unit holders.  The newsletter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The newsletter discloses that Robert J. Miller is now serving as Chairman and President of the Company, replacing William R. Herrmann, the Company’s previous Chairman and President.  Mr. Herrmann will continue to serve on the Company’s Board of Directors.

Mr. Miller, age 57, began serving as Chairman and President of the Company on May 12, 2009.  Mr. Miller has served on the Company’s Board of Directors since the Company’s inception.  At the Company’s 2009 Annual Meeting, he was re-elected to serve on the Company’s Board of Directors until the Company’s 2012 Annual Meeting.  He served as the Company’s Treasurer from the Company’s inception through December 2004, when the position of Treasurer was eliminated and the duties and responsibilities of the Treasurer were re-assigned to the Company’s Chief Financial Officer.  Mr. Miller also served as the Company’s Vice Chairman and Vice President from May 2006 to May 12, 2009.  For the past five years, Mr. Miller has operated a 3,600 acre farming enterprise.  During the past several fiscal years, Mr. Miller has sold corn to the Company; however, all such sales were made on terms available to all members of the Company.

Item 9.01 Financial Statements and Exhibits

(a)

None.

(b)

None.

(c)

None.

(d)

Exhibits

Exhibit No.

Description

99.1

Newsletter for United Wisconsin Grain Producers, LLC dated May 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED WISCONSIN GRAIN PRODUCERS, LLC

May 27, 2009	/s/ J.F. Robertson
Date	J.F. Robertson, Chief Executive Officer

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